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                                                                   EXHIBIT 11

PNC BANK CORP. AND SUBSIDIARIES
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE
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                                                                       Three months ended         Six months ended
                                                                            June 30                    June 30
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In thousands, except per share data                                     1997         1996         1997         1996
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
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE
Net income                                                            $259,075     $248,050     $525,384     $486,370
Less: Preferred dividends declared                                       4,870          350        9,744          708
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Net income applicable to primary earnings per common share            $254,205     $247,700     $515,640     $485,662
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Weighted average shares of common stock outstanding                    310,303      341,618      316,146      341,510
Weighted average common shares to be issued
  using average market price and assuming:
     Exercise of stock options                                           1,665        1,404        1,792        1,439
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     Primary weighted average common shares outstanding                311,968      343,022      317,938      342,949
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PRIMARY EARNINGS PER COMMON SHARE                                         $.81         $.72        $1.62        $1.42
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CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
Net income                                                            $259,075     $248,050     $525,384     $486,370
Add: Interest expense on convertible debentures (net of tax)               758          865        1,527        1,723
Less: Dividends declared on non-convertible preferred stock              4,538                     9,075
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Net income applicable to fully diluted earnings per common share      $255,295     $248,915     $517,836     $488,093
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Weighted average shares of common stock outstanding                    310,303      341,618      316,146      341,510
Weighted average common shares to be issued using
   average market price or period-end market price,
   whichever is higher and assuming:
     Conversion of preferred stock Series A & B                            164          174          166          177
     Conversion of preferred stock Series C                                534          566          538          570
     Conversion of preferred stock Series D                                722          760          727          768
     Conversion of debentures                                            2,466        2,821        2,485        2,842
     Exercise of stock options                                           1,688        1,404        1,829        1,439
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     Fully diluted weighted average common shares outstanding          315,877      347,343      321,891      347,306
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FULLY DILUTED EARNINGS PER COMMON SHARE                                   $.81         $.72        $1.61        $1.41
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